EXHIBIT 1


                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


                 COMMERCIAL MORTGAGE PASS- THROUGH CERTIFICATES

                                  SERIES 2006-5


                             UNDERWRITING AGREEMENT


                               September 28, 2006


BANC OF AMERICA SECURITIES LLC
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179

BARCLAYS CAPITAL INC.
200 Park Avenue
New York, New York 10166

SUNTRUST CAPITAL MARKETS, INC.
303 Peachtree Street, NE
Atlanta, Georgia 30308

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

GREENWICH CAPITAL MARKETS, INC.
600 Steamboat Road
Greenwich, Connecticut 06830


Dear Ladies and Gentlemen:

        Banc of America Commercial Mortgage Inc., a Delaware corporation (the "Company"), intends to issue its Commercial Mortgage Pass-Through Certificates, Series 2006-5 (the "Certificates"), in 27 classes (each, a "Class") as designated in the Prospectus Supplement (as defined below). Pursuant to this underwriting agreement (the "Agreement"), the Company further proposes to sell to Banc of America Securities LLC ("BAS"), Bear, Stearns & Co. Inc., ("Bear Stearns"), Barclays Capital Inc. ("Barclays"), SunTrust Capital Markets, Inc. ("SunTrust"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Greenwich Capital Markets, Inc. ("RBS Greenwich") (each of BAS, Bear Stearns, Barclays, SunTrust, Morgan Stanley and RBS Greenwich individually an "Underwriter" and collectively, the "Underwriters"), severally and not jointly, the Certificates set forth in Schedule I hereto (the "Underwritten Certificates") in the respective original principal or notional amounts, as applicable, set forth in
Schedule I. The Certificates represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust Fund") consisting of a segregated pool (the "Mortgage Pool") of 183 mortgage loans having an approximate aggregate principal balance of $2,243,271,167 as of the applicable Cut-off Date specified in Schedule I hereto (collectively, the "Mortgage Loans") secured by first liens on the borrowers' fee or leasehold interests in multifamily and commercial properties (the "Mortgaged Properties"). The Certificates will be issued on October 12, 2006 (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2006, among the Company, Bank of America, National Association, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and LaSalle Bank, National Association, as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity the "REMIC Administrator"). The Mortgage Loans will be acquired by the Company from (i) Bank of America, National Association ("Bank of America") pursuant to a mortgage loan purchase and sale agreement, dated as of October 1, 2006 (the "Bank of America Purchase Agreement"), between Bank of America and the Company, (ii) Barclays Capital Real Estate Inc. ("BCREI") pursuant to a mortgage loan purchase and sale agreement, dated as of October 1, 2006 (the "BCREI Purchase Agreement"), between BCREI and the Company, (iii) Bear Stearns Commercial Mortgage, Inc. ("BSCMI") pursuant to a mortgage loan purchase and sale agreement, dated as of October 1, 2006 (the "BSCMI Purchase Agreement") between BSCMI and the Company, (iv) SunTrust Bank ("SunTrust Bank") pursuant to a mortgage loan purchase and sale agreement, dated as of October 1, 2006 (the "SunTrust Bank Purchase Agreement"), between SunTrust Bank and the Company and
(v) Citigroup Global Markets Realty Corp. ("CGMRC" and, collectively with Bank of America, BCREI, BSCMI, and SunTrust Bank, the "Mortgage Loan Sellers") pursuant to a mortgage loan purchase and sale agreement, dated as of October 1, 2006 (the "CGMRC Purchase Agreement" and, collectively with the Bank of America Purchase Agreement, the BCREI Purchase Agreement, the BSCMI Purchase Agreement, and the SunTrust Bank Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between CGMRC and the Company. This Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are sometimes collectively referred to herein as the "Transaction Agreements." Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Underwritten Certificates and the Mortgage Pool are described more fully in Schedule I hereto and in a registration statement furnished to you by the Company.

              At or prior to the time when sales to investors of the Underwritten Certificates were first made, which was approximately 2:45 p.m. on September 28, 2006 (the "Time of Sale"), the Company had prepared the following information (collectively, the "Time of Sale Information"): (i) the Company's Free Writing Prospectus dated September 25, 2006 (the cover page of which is attached hereto as Annex A) to the Basic Prospectus (defined below) and the Basic Prospectus (collectively with such Free Writing Prospectus, the "Transaction FWP"), (ii) a Term Sheet dated September 2006 (the "Term Sheet"),
(iii) the information attached hereto on Schedule III and (iv) each "free writing prospectus" (as defined pursuant to Rule 405 under the Securities Act) (a "Free Writing Prospectus"). If, subsequent to the date of this Agreement, the Company and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Underwritten Certificates, then "Time of Sale Information" will refer to the information conveyed to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information").

              Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

              1. Representations and Warranties.

              (i) The Company represents and warrants to, and agrees with, each Underwriter that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-130755) on Form S-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Underwritten Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with your consent, the prospectus dated September 28, 2006 (the "Basic Prospectus"), a supplement dated September 28, 2006 (the "Prospectus Supplement") to the Basic Prospectus, relating to the Underwritten Certificates and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Underwritten Certificates and the Mortgage Pool to be set forth therein. Such registration statement (No. 333-130755), including all exhibits thereto, is referred to herein as the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Underwritten Certificates, are hereinafter referred to as the "Prospectus". If so stated in the Prospectus Supplement, the Company will file with the Commission within fifteen days of the issuance of the Underwritten Certificates a report on Form 8-K ("8-K") setting forth specific information concerning the Mortgage Pool and the Underwritten Certificates to the extent that such information is not set forth in the Prospectus Supplement. As used herein, "Pool Information" means the mortgage pool information reflected in the Master Tape and the Prospectus Supplement. The "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the letter rendered by Ernst & Young LLP (a "hard copy" of which Master Tape was produced on behalf of each Mortgage Loan Seller) described in Section 6(h)(2) in this Agreement.

              (b) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, (i) the Registration Statement as of its effective date or deemed effective date pursuant to Rule 430B under the 1933 Act, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Prospectus, as amended or supplemented as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Transaction FWP does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement, the Prospectus or the Transaction FWP or any amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in the Registration Statement, the Prospectus or the Transaction FWP (such information being identified in Section 8(b)).

              (c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Seller's Information contained in or omitted from such Time of Sale Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in the Time of Sale Information.

              (d) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Time of Sale Information and (iii) each other written communication of the Company or its agents and representatives approved in writing in advance by the Underwriters (each such communication referred to in clause (ii) and this clause (iii) constituting an "issuer free writing prospectus", as defined in Rule 433(h) under the 1933 Act, being referred to as an "Issuer Free Writing Prospectus"). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 4 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in any Issuer Free Writing Prospectus.

              (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement and is conducting its business so as to comply in all material aspects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

              (f) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

              (g) On or prior to the Closing Date, the Company will have entered into the Pooling and Servicing Agreement, this Agreement and each Mortgage Loan Purchase Agreement; each of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements has been duly authorized, executed and delivered by the Company and each of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement or the Mortgage Loan Purchase Agreements that purport to provide indemnification from securities law liabilities.

              (h) As of the Closing Date, the Underwritten Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Underwritten Certificates will be duly and validly authorized by the Company and, when delivered to the Underwriters in accordance with the Pooling and Servicing Agreement against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

              (i) The Company is not in violation of its certificate of incorporation or by-laws in any respect and is not in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements. None of the issuance and sale of the Underwritten Certificates, the execution and delivery by the Company of this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, the consummation by the Company of any of the transactions herein or therein contemplated or compliance by the Company with the provisions hereof or thereof, did, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default (or an event which, with the passing of time or notification, or both, would constitute a default) under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

              (j) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or the Underwritten Certificates,
       (ii) seeking to prevent the issuance of the Underwritten Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or the Underwritten Certificates or
       (iv) seeking to affect adversely the federal income tax attributes of the Underwritten Certificates as described in the Prospectus and the Time of Sale Information.

              (k) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement, the Prospectus or the Time of Sale Information or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

              (l) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering or sale of the Underwritten Certificates pursuant to this Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Underwritten Certificates by the Underwriters, and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

              (m) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

              (n) The Company acknowledges and agrees that: (i) the purchase and sale of the Underwritten Certificates pursuant to this Agreement, including the determination of the public offering price of the Underwritten Certificates and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

              (o) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

              (p) Neither the Company nor the Trust Fund is, and neither the sale of the Underwritten Certificates in the manner contemplated by the Prospectus, nor the application by the Company of proceeds therefrom, nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (q) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company reported the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and will report the sale of the Underwritten Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Underwritten Certificates. The consideration received by the Company upon the sale of the Underwritten Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Underwritten Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Underwritten Certificates to the Underwriters. In addition, the Company was solvent at all relevant times prior to, and was not rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Company is not selling the Underwritten Certificates to the Underwriters and did not transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

              (r) At the Closing Date, the respective classes of Underwritten Certificates shall continue to have maintained ratings no lower than those set forth in Schedule I hereto assigned by the nationally recognized statistical rating organizations identified in Schedule I hereto (individually, the "Rating Agency" and collectively, the "Rating Agencies") and such ratings shall have not been placed on a negative ratings watch or otherwise qualified.

              (s) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance of any other person, except for any retained servicing.

              (t) On the Closing Date, the Mortgage Loans will have been duly and validly assigned and delivered by the Company to the Trustee.

              (u) The Transaction FWP and the Prospectus Supplement shall have been filed with the Commission in accordance with Rule 433 and Rule 424 respectively, under the 1933 Act.

              (v) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement and of each Mortgage Loan Seller in the related Mortgage Loan Purchase Agreement will be true and correct in all material respects.

              (w) The Company is not, and on the date on which the first bona fide offer of the Offered Certificates is made will not be, an "ineligible issuer", as defined in Rule 405 under the 1933 Act.

              (ii) Bank of America represents and warrants to, and agrees with, each Underwriter, that:

              (a) Bank of America is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement and is conducting its business so as to comply in all material aspects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

              (b) This Agreement has been duly and validly authorized, executed and delivered by Bank of America and, assuming due authorization, execution and delivery hereof by the Company and the Underwriters, constitutes a legal, valid and binding obligation of Bank of America, enforceable against Bank of America in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

              (c) The execution and delivery of this Agreement by Bank of America and Bank of America's performance and compliance with the terms of this Agreement will not (A) violate Bank of America's amended and restated articles of association or by-laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which Bank of America is a party or by which Bank of America is bound.

              (d) Bank of America is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Bank of America or its properties or have consequences that would materially and adversely affect its performance hereunder.

              (e) Bank of America is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would materially and adversely affect the ability of Bank of America to perform its obligations under this Agreement or that requires the consent of any third person in order to execute this Agreement or to enable the performance by Bank of America of its obligations under this Agreement (except to the extent such consent has been obtained).

              (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Bank of America of, or compliance by Bank of America with, this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

              (g) Bank of America acknowledges and agrees that: (i) the purchase and sale of the Underwritten Certificates pursuant to this Agreement, including the determination of the public offering price of the Underwritten Certificates and any related discounts and commissions, is an arm's-length commercial transaction between Bank of America, on the one hand, and the several Underwriters, on the other hand, and Bank of America is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of Bank of America, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of Bank of America with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising Bank of America on other matters) or any other obligation to Bank of America except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Bank of America and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and Bank of America has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

              This Agreement supersedes all prior agreements and understandings (whether written or oral) between Bank of America and the several Underwriters, or any of them, with respect to the subject matter hereof. Bank of America hereby waives and releases, to the fullest extent permitted by law, any claims that Bank of America may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

              (h) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

              (i) No litigation is pending or, to the best of Bank of America's knowledge, threatened against Bank of America that would either (i) assert the invalidity of this Agreement, (ii) prohibit Bank of America's entering into this Agreement or (iii) materially and adversely affect the performance by Bank of America of its obligations under this Agreement.

              (j) Each representation and warranty of the Company set forth in
       Section 1(i) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

              (iii) Each Underwriter represents and warrants to the Company, severally and not jointly, that:

              (a) As of the date hereof and as of the Closing Date, (A) such Underwriter has complied in all material respects with all of its obligations under Section 4 hereof and (B) with respect to all Free Writing Prospectus, if any, provided by such Underwriter to the Company pursuant to Section 4(b), such Free Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth or otherwise referred to in any Free Writing Prospectus, the Term Sheet, the Transaction FWP or the Prospectus Supplement and provided that the underlying data regarding the Mortgage Loans, and the related Mortgagors and Mortgaged Properties, provided to the Underwriters by the Mortgage Loan Seller is accurate and complete in all material respects) and constitute a complete set of all Free Writing Prospectuses prepared and distributed by such Underwriter that are required to be filed with the Commission pursuant to Rule 433 of the 1933 Act.

              (b) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Underwritten Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Underwritten Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Underwritten Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Underwritten Certificates to the public in that Relevant Member State at any time:


              (i) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

              (ii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

              (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

               For the purposes of this representation, the expression an "offer of the Underwritten Certificates to the public" in relation to any Underwritten Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Underwritten Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.


              (c) With respect to the United Kingdom:

              (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Underwritten Certificates in circumstances in which
       Section 21(1) of the Financial Services and Markets Act does not apply to the Company; and

              (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Underwritten Certificates in, from or otherwise involving the United Kingdom.

              2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the applicable purchase prices set forth in Schedule I hereto, the respective principal or notional amounts, as applicable, of the Underwritten Certificates set forth opposite the name of each Underwriter set forth in Schedule II hereto, and any additional portions of the Underwritten Certificates that any such Underwriter may be obligated to purchase pursuant to Section 10, in all cases plus accrued interest as set forth in
Schedule I.

              3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made in the manner, at the location(s), on the Closing Date at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Company or as provided in Section 10 hereof. Delivery of the Underwritten Certificates shall be made either directly to you or through the facilities of The Depository Trust Company ("DTC"), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. Any Class of Underwritten Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (New York City time) on the Closing Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC. Unless delivered through the facilities of DTC, the Underwritten Certificates shall be in fully registered certificated form, in such denominations and registered in such names as you may have requested in writing not less than one full business day in advance of the Closing Date.

              The Company agrees to have the Underwritten Certificates, including the global Certificates representing the Underwritten Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging, by you in New York, New York, not later than the close of business (New York City time) on the business day preceding the Closing Date.

              References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Underwritten Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

              4. Offering by Underwriters.


              (a) It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates which are not "mortgage related securities" as defined in the Securities Exchange Act of 1934, as amended (the "1934 Act").

              (b) It is understood that each Underwriter may prepare and provide to prospective investors certain Free Writing Prospectuses subject to the following conditions:

                     (i) Unless preceded or accompanied by the Basic Prospectus, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Underwritten Certificates, unless such written communication (A) is made in reliance on Rule 134 under the 1933 Act, (B) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act or (C) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the 1933 Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the 1933 Act or any materials in reliance on the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association or the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association.

                     (ii) Each Underwriter shall deliver to the Company, no
              later than one business day prior to the date of first use thereof, (A) any Free Writing Prospectus that was prepared by or on behalf of an Underwriter (an "Underwriting Free Writing Prospectus") that contains any "issuer information", as defined in Rule 433(h) under the 1933 Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Seller's Information), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (a) one business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or (b) the date of first use of such Free Writing Prospectus.

                     (iii) Each Underwriter represents and warrants to the
              Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 4(b) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Underwritten Certificates by such Underwriter in connection with its offer and sale of the Underwritten Certificates.

                     (iv) Each Underwriter represents and warrants to the
              Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 4(b), when viewed together with all other Time of Sale Information, is not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes no representation or warranty to the extent such misstatements or omissions were the result of any inaccurate or inadequate Issuer Information supplied by the Company or any Mortgage Loan Seller to the Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

              (c) The Company agrees to file with the Commission the following:

                     (i) Any Issuer Free Writing Prospectus;

                     (ii) Any Free Writing Prospectus or portion thereof
              delivered by the Underwriter to the Company pursuant to Section 4(b); and

                     (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

              Notwithstanding the foregoing, the Company shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

              (d) Any Free Writing Prospectus required to be filed pursuant to
Section 4(b) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

              (i) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

              (ii) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Underwritten Certificates pursuant to Rule 424(b) under the 1933 Act or two business days after the first use of such Free Writing Prospectus;

              (iii) Any Free Writing Prospectus required to be filed pursuant to
       Section 4(c)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

              (iv) The Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof;

              (e) Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by any Underwriter and distributed by or on behalf of any Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

              (f) Notwithstanding the provisions of Section 4(g), each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

              (g) Notwithstanding the provisions of this Section 4, neither the Issuer nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

              (h) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain substantially the following legend:

              The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you email a request to dg.prospectus_distribution@bofasecurities.com.

              (i) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters thereof within one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

              (j) (i) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of an Underwritten Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify the Company thereof within one business day after discovery.

                     (ii) Provided that the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, the Underwriters shall, if requested by the Company:

                     (A) Prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                     (B) Deliver the Corrected Free Writing Prospectus to each purchaser of an Underwritten Certificates which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such purchaser;

                     (C) Notify such purchaser in a prominent fashion that the prior contract of sale may be terminated, and of such purchaser's rights with respect to such contract of sale;

                     (D) Provide such purchaser with an opportunity to affirmatively agree to purchase such Underwritten Certificates on the terms described in the Corrected Free Writing Prospectus; and

                     (E) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

                     In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs, damages, fail costs and price adjustments to a purchaser in connection with the reformation or termination of the contract of sale with the purchaser, the Company agrees to reimburse the Underwriters for such costs, damages, fail costs and price adjustments. Notwithstanding any of the foregoing, the Underwriters shall use reasonable efforts to effect a reformation of the contract of sale but are under no obligation to do so.

              (k) Each Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Underwritten Certificates to a prospective purchaser of Underwritten Certificates unless such information is preceded or accompanied by the final Prospectus

              5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

              (a) The Company shall not prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or any amendment to the Registration Statement, any supplement to the Basic Prospectus relating to or affecting the Underwritten Certificates, unless the Company has furnished a copy of such Issuer Free Writing Prospectus, amendment or supplement to you for your review prior to filing, and will not prepare, use, file, authorize, approve, refer to or file any such Issuer Free Writing Prospectus and not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company shall cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or shall cause the Prospectus Supplement and any Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act to be filed with the Commission pursuant to said Rule 424. The Company promptly shall advise you or counsel for the Underwriters (i) when the Prospectus Supplement shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective,
(iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus Supplement or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto which shall have become effective on or prior to the Closing Date or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when the Prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph
(a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

              (c) The Company will furnish to you and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and, upon request, to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and each such amendment and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Transaction FWP, any Issuer Free Writing Prospectus, the Prospectus Supplement and the Basic Prospectus and any amendments and supplements thereto as you may reasonably request.

              (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates.

              (e) The Company will pay, or cause to be paid, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Underwritten Certificates; the fees and disbursements of accountants for the Company; the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Underwritten Certificates under state securities or "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any "Blue Sky" survey and in connection with any determination of the eligibility of the Underwritten Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such "Blue Sky" survey and legal investment survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Transaction FWP, if any, any Issuer Free Writing Prospectus, if any, and the Prospectus Supplement, the preparation and printing of this Agreement and the delivery to the Underwriters of such copies of the Basic Prospectus and each Transaction FWP, if any, and Prospectus Supplement as you may reasonably request; the fees of the Rating Agencies that are rating the Underwritten Certificates; and the reasonable fees and disbursements of counsel to the Underwriters. Except as provided above or in
Section 7, the Underwriters shall be responsible for paying all other costs and expenses incurred by them in connection with the purchase and sale of the Underwritten Certificates.

              (f) To the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Company will enforce the rights of the Underwriters under the Pooling and Servicing Agreement and will not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

              (g) The Company shall, as to itself, and the Company, or pursuant to the Pooling and Servicing Agreement, the Trustee, will be required to, as to the Trust Fund, satisfy and comply with all reporting requirements of the 1934 Act, and the rules and regulations thereunder. The Company will also file with the Commission all Underwriter Free Writing Prospectus (as defined herein) provided to the Company by an Underwriter and identified by it as such within the time period allotted for such filing pursuant to the Rule 433 of the 1933 Act; provided, however, that prior to such filing of any Free Writing Prospectus by the Company, each Underwriter must comply with its obligations pursuant to
Section 4(c). The Company shall file any corrected Free Writing Prospectus described in Section 4(m) as soon as practicable following receipt thereof.

              (h) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus or any materials used in a Road Show (as defined in Rule 433 of the 1933 Act) that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

              6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter hereunder to purchase its allocated share of the Underwritten Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

              (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act);

              (b) You shall have received from Thacher Proffitt & Wood LLP, counsel for the Underwriters, one or more favorable opinions, dated the Closing Date, as to such matters regarding the Underwritten Certificates as you may reasonably request;

              (c) The Company shall have delivered to you a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (i) the representations and warranties of the Company in the Transaction Agreements are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date; and Bank of America shall have delivered to you a certificate of Bank of America, signed by an authorized officer of Bank of America and dated the Closing Date, of the President, a Principal, a Senior Vice President or a Vice President of Bank of America to the effect that: (i) the representations and warranties of Bank of America in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, and
(ii) Bank of America has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and each of BCREI, BSCMI, SunTrust Bank and CGMRC shall have delivered to you a certificate signed by an authorized officer of BCREI, BSCMI, SunTrust Bank and CGMRC, respectively, and dated the Closing Date, of the President, a Principal, a Senior Vice President or a Vice President of BCREI, BSCMI, SunTrust Bank and CGMRC, respectively, to the effect that BCREI, BSCMI, SunTrust Bank and CGMRC, as applicable, have in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

              (d) You shall have received (i) with respect to Bank of America, a certificate of the Office of the Comptroller of the Currency, and (ii) with respect to the Company, a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date; (iii) with respect to BCREI, a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date; (iv) with respect to BSCMI, a good standing certificate from the Secretary of State of the State of New York, dated not earlier than 30 days prior to the Closing Date; and (v) with respect to SunTrust Bank, a good standing certificate from the Secretary of State of the State of Georgia, dated not earlier than 30 days prior to the Closing Date; and (vi) with respect to CGMRC, a good standing certificate from the Secretary of State of the State of New York, dated not earlier than 30 days prior to the Closing Date.

              (e) (i) You shall have received from the Secretary or an assistant secretary of the Company, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of the Company, signed this Agreement, or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph 6(d) above which has affected the good standing of the Company under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement; and (ii) you shall have received from the Secretary or an assistant secretary of Bank of America, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of Bank of America, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of Bank of America) has occurred since the date of the certificate referred to in paragraph 6(d) above which has affected the existence of Bank of America under the laws of the United States of America. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of Bank of America) of the articles of association and by-laws of Bank of America, as in effect on the Closing Date, and of the resolutions of Bank of America and any required shareholder consent relating to the transactions contemplated in this Agreement;

              (f) You shall have received from Cadwalader, Wickersham & Taft LLP, special counsel for the Company, one or more favorable opinions, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters substantially to the effect that:

              (i) The Registration Statement, as of its effective date, and the Prospectus, as of its date (in each case, with the exception of any information incorporated by reference therein and any financial, numerical, statistical or quantitative information included therein, as to which we express no view), appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder applicable to such documents as of the relevant date;

              (ii) The statements in the Prospectus under the headings "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN ERISA CONSIDERATIONS", insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

              (iii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act;

              (iv) The Underwritten Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

              (v) Each of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, receivership, moratorium, reorganization and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations and: (a) provisions purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, (b) provisions relating to submission to jurisdiction, venue or service of process, (c) interest on interest provisions or (d) severability clauses may be limited by applicable law or considerations of public policy;

              (vi) The statements contained in the Prospectus Supplement under the heading "Description of the Certificates" insofar as such statements purport to summarize material terms of the Underwritten Certificates are correct in all material respects; and

              (vii) Assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, (a) REMIC I and REMIC II will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1 Certificates, Class A-2 Certificates, Class A-3, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class XP Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class XC Certificates will evidence the "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests will constitute "regular interests" in REMIC I and the Class R-I Certificates will represent the sole class of "residual interests" in REMIC I within the meaning of the Code and (d) the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under subpart E,
       Part I of subchapter J of the Code, and the Class V Certificates will also represent undivided beneficial interests in such portion.

              Such opinions may express their reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States.

              In one or more separate letters addressed only to the Underwriters, special counsel to the Company, Cadwalader, Wickersham & Taft LLP, shall additionally state that, based on conferences and telephone conversations with representatives of Bank of America, the Underwriters, the Company, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan, nothing has come to such special counsel's attention that would lead it to believe that (i) the Prospectus (other than any accounting, financial or statistical information included therein or information relating to the Master Servicer, the Special Servicer or the Trustee contained in or omitted from the Prospectus), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at the date of the Prospectus Supplement or at the Closing Date, (ii) the Registration Statement (other than with respect to any exhibits filed therewith or any information incorporated by reference), at its effective date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (iii) any Issuer Free Writing Prospectus at its effective date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

              (g) You shall have received from Paul E. Kurzeja, counsel for the Company and Bank of America, favorable opinions, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

                     (1) (A) The Company is a corporation, duly incorporated,
              validly existing and in good standing under the laws of the State of Delaware, and (B) Bank of America is a national banking association, duly organized, validly existing and in good standing under the laws of the United States.

                     (2) Each of the Company and Bank of America has all
              requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party and, with respect to the Company, to own its properties and conduct its business as described in the Prospectus and Prospectus Supplement.

                     (3) The execution, delivery and performance of each of the
              Transaction Agreements by each of the Company and Bank of America, as applicable, and, with respect to the Company, the issuance of the Underwritten Certificates have been duly authorized by all necessary corporate action of each of the Company and Bank of America.

                     (4) Each of the Transaction Agreements has been duly
              executed and delivered by each of the Company and Bank of America, as applicable.

                     (5) The Company has no subsidiaries and, to the best of
              such counsel's knowledge, is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction.

                     (6) (A) Neither the issuance or sale of the Underwritten
              Certificates nor the execution, delivery or performance of the terms of the Transaction Agreements to which the Company is a party will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach or violation of or the acceleration of indebtedness under or constitute a material default or violation under, the terms of any indenture, instrument, document or agreement of which such counsel has knowledge to which the Company is a party or by which it is bound, or any law or statute applicable to and material to the performance of its obligations under the Transaction Agreements to which the Company is a party, or any order or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company and known to such counsel as being applicable to the Company, and (B) the execution, delivery or performance of the terms of the Transaction Agreements to which Bank of America is a party will not result in the breach of any term or provision of the articles of association or by-laws of Bank of America or conflict with, result in a material breach or violation of or the acceleration of indebtedness under or constitute a material default or violation under, the terms of any indenture, instrument, document or agreement or instrument of which such counsel has knowledge to which Bank of America is a party or by which it is bound, or any law or statute as being applicable to Bank of America and material to the performance of its obligations under all the agreements that are required hereby to be performed at or prior to the Closing Date, or any order or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over Bank of America and known to such counsel as being applicable to Bank of America.

                     (7) (A) No consent, approval, authorization of,
              registration or filing with, or notice to, any State of Delaware (pursuant to the Delaware General Corporation Law) or federal governmental or regulatory authority, agency, department, commission, board, bureau, body or instrumentality is required for the execution, delivery or performance of, or compliance by, the Company with the Transaction Agreements to which it is a party, and (B) no consent, approval, authorization of, registration or filing with, or notice to, any federal governmental or regulatory authority, agency, department, commission, board, bureau, body or instrumentality is required for the execution, delivery or performance of, or compliance by, Bank of America with the Transaction Agreements to which it is a party.

                     (8) To the best of such counsel's knowledge, there is no
              action, suit or proceeding against, or investigation of, either of the Company or Bank of America pending or threatened before any court, administrative agency or other tribunal which, either individually or in the aggregate, (A) asserts the invalidity of this Agreement or, with respect to the Company, the Underwritten Certificates, (B) seeks to prevent the consummation of any of the transactions contemplated by this Agreement or, with respect to the Company, the issuance of the Underwritten Certificates, or (C) would materially and adversely affect the performance by either of the Company or Bank of America of its obligations under, or the validity or enforceability of, the Transaction Agreements to which it is a party or, with respect to the Company, the Underwritten Certificates.

              (h) You shall have received from Ernst & Young LLP, certified public accountants, a letter dated the date of the Prospectus Supplement (together with a bring-down letter dated as of the Closing Date) and satisfactory in form and substance to you and counsel for the Underwriters, to the following effect:

                     (1) they have performed certain specified procedures as a
              result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Transaction FWP and the Prospectus Supplement under the captions "SUMMARY OF PROSPECTUS SUPPLEMENT," "DESCRIPTION OF THE MORTGAGE POOL" and "YIELD AND MATURITY CONSIDERATIONS" and on ANNEX A agrees with the Master Tape prepared by or on behalf of each Mortgage Loan Seller, unless non-material deviations are otherwise noted in such letter; and

                     (2) they have compared the data contained in the Master
              Tape referred to in the immediately preceding clause (1) to information contained in each of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter;

              (i) You shall have received written confirmation from the Rating Agencies that the ratings assigned to the Underwritten Certificates on the Closing Date are as described on Schedule I hereto and that, as of the Closing Date, no notice has been given of (i) any intended or possible downgrading or
(ii) any review or possible changes in such ratings;

              (j) You shall have received from an authorized officer of the Trustee, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading "THE TRUSTEE" in the Prospectus Supplement is true and correct in all material respects;

              (k) You shall have received from Kennedy Covington Lobdell & Hickman, L.L.P., counsel for the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

              (l) You shall have received from an authorized officer of the Master Servicer, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Master Servicer under the heading "THE SERVICERS - The Master Servicer" in the Prospectus Supplement, is true and correct in all material respects;

              (m) You shall have received from Cadwalader, Wickersham & Taft LLP, special counsel for the Master Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

              (n) You shall have received from an authorized officer of the Special Servicer, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Special Servicer under the heading "THE SERVICERS - The Special Servicer" in the Prospectus Supplement, is true and correct in all material respects;

              (o) You shall have received from Stinson Morrison Hecker LLP, counsel for the Special Servicer a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

              (p) You shall have received from counsel for each Mortgage Loan Seller, one or more favorable opinions, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

              (q) You shall have received copies of any opinions from Cadwalader, Wickersham & Taft LLP, special counsel to the Company, supplied to the Rating Agencies relating to certain matters with respect to the Underwritten Certificates, the transfer of the Mortgage Loans and any other matters related thereto. Any such opinions shall be dated the Closing Date and addressed to the Underwriters;

              (r) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

              If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

              7. Reimbursement of Underwriters' Expenses. If the sale of the Underwritten Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company and Bank of America will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Certificates.

              8. Indemnification.

              (a) The Company and Bank of America, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and
Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, or the Prospectus Supplement (or any amendment thereof or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, without limitation, (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information contained in any Underwriter Free Writing Prospectus or in any Free Writing Prospectus which is required to be filed pursuant to Section 4, or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to any Underwriter within a reasonable period of time prior to the Time of Sale or (3) any such untrue statement or omission or alleged untrue statement or omission resulting from the Company's manipulation or aggregation of data contained in the Mortgage Loan Specific Information, to the extent that indemnification therefor is not provided by Bank of America under the Bank of America Indemnification Agreement (as defined below); BCREI under the BCREI Indemnification Agreement (as defined below); BSCMI under the BSCMI Indemnification Agreement (as defined below), SunTrust Bank under the SunTrust Bank Indemnification Agreement (as defined below); or CGMRC under the CGMRC Indemnification Agreement (as defined below), provided that the foregoing indemnity shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Underwritten Certificates if such untrue statement or omission or alleged untrue statement or omission made in any Transaction FWP or Prospectus is eliminated or remedied in the Prospectus or a corrected and amended Prospectus, as applicable, and, if required by law, a copy of the Prospectus shall not have been made available to such person at or prior to the written confirmation of the sale of such Certificates to such person. Notwithstanding any of the foregoing, this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loan Specific Information, as such term is defined in the indemnification agreement, dated the date hereof, among Bank of America, the Company and the Underwriters (the "Bank of America Indemnification Agreement"), the indemnification agreement, dated the date hereof, among BCREI, the Company and the Underwriters (the "BCREI Indemnification Agreement"), the indemnification agreement, dated the date hereof, among BSCMI, the Company and the Underwriters (the "BSCMI Indemnification Agreement"), the indemnification agreement, dated the date hereof, among SunTrust Bank, the Company and the Underwriters (the "SunTrust Bank Indemnification Agreement") and the indemnification agreement, dated the date hereof, among CGMRC, the Company and the Underwriters (the "CGMRC Indemnification Agreement") other than with respect to the Company's manipulation or aggregation of data (or failure to manipulate or aggregate such data) contained in the Mortgage Loan Specific Information as provided above in this Section 8(a)(i);

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (as specified in Section 8(b) below) furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Transaction FWP or the Prospectus Supplement (or any amendment thereof or supplement thereto).

              This indemnity shall be in addition to any liability the Company or Bank of America may otherwise have.

              (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or in the Basic Prospectus or the Prospectus Supplement (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus or the Prospectus Supplement (or any amendment thereof or supplement thereto); provided, that no Underwriter shall be obligated to so indemnify and hold harmless (i) to the extent that the Company is entitled to indemnification or contribution therefore under the indemnity of the Mortgage Loan Sellers set forth in the Indemnification Agreements, (ii) with respect to information that is also contained in the Time of Sale Information or (iii) to the extent such losses, claims, damages or liabilities are cause by a misstatement or omission resulting from an error or omission in the Issuer Information to any Underwriter which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to the Underwriters within a reasonable period of time prior to the Time of Sale. In addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims and damages as incurred arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary in order to make the statements contained in any Underwriter Free Writing Prospectus (when read in conjunction with the Time of Sale Information not misleading); provided that no such material misstatement or omission arises from or is based upon an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Mortgagors or Mortgaged Properties; and provided, further, that any such Underwriter Free Writing Prospectus was prepared by such Underwriter and distributed by such Underwriter. Notwithstanding the foregoing, the indemnity in the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Prospectus. It is hereby acknowledged that (i) the statements set forth in the first and second sentences of the last paragraph on the cover of the Prospectus Supplement, (ii) the statements in the paragraph immediately following the table setting forth the allocations to the Underwriters (the "Allocation Table"), the third immediately succeeding paragraph following the Allocation Table, and the first sentence of the penultimate paragraph under the caption "METHOD OF DISTRIBUTION" in the Prospectus Supplement and (iii) any Free Writing Prospectus prepared by or on behalf of the Underwriters, excluding any Issuer Information therein, (an "Underwriter Free Writing Prospectus"), constitute the only written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus or the Prospectus Supplement (or any amendment thereof or supplement thereto).

              (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 8 (except to the extent such failure has materially prejudiced the indemnifying party) or from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Company is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for the unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, without the consent of the indemnified party. If at any time an indemnified party shall have provided notice requesting an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

              (d) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

              (e) Each Underwriter, severally but not jointly, will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred that arise out of or are based upon (i) any untrue statement of material fact necessary to make the statements contained in any Free Writing Prospectus prepared by, or on behalf of, or used or referred to by, such indemnifying Underwriter not misleading at the Time of Sale or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of
Section 4, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. If the foregoing indemnity agreement is for any reason held to be unenforceable although applicable in accordance with its terms, or if such indemnification is insufficient in respect of any losses, liabilities, claims, damages or expenses referred to therein, each Underwriter agrees to pay upon request, as contribution, its proportionate share, based upon a percentage the numerator of which is the amount of fees actually received by such Underwriter in connection with the sale of the Underwritten Certificates, and the denominator of which is the sum of the aggregate amount of fees actually received by the Underwriters, of any losses, claims, damages, expenses or liabilities, joint or several, under the 1933 Act or otherwise, paid or incurred by any Underwriter (including amounts paid by an Underwriter as contribution) of the nature contemplated by said indemnity; and each Underwriter shall pay such proportionate share of any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. Notwithstanding the foregoing, each Underwriter shall not be required to contribute or pay any amount in excess of the fees actually received by it. In determining the amount of any Underwriter's obligation under this Section 8(e), appropriate adjustment may be made to reflect any amounts received by any one or more Underwriters, pursuant to Section 8(a) or 9 of this Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this Section 8(e) any loss, damage, liability or expense which is paid or incurred by such Underwriter as a result of such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this Section 8(e), appropriate provision shall be made to effect such credit, by refund or otherwise. In determining amounts payable pursuant to this Section 8(e), any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of
Section 15 of the 1933 Act which has been paid or incurred or received by reason of such control relationship shall be deemed to have been paid or incurred or received by such Underwriter. Notwithstanding anything to the contrary contained in this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution or indemnification under this Section 8 from any person who was not guilty of such fraudulent misrepresentation.

              9. Contribution.

              (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is insufficient in respect of any losses, liabilities, claims or damages referred to therein, the Company and Bank of America on the one hand and the Underwriters on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Bank of America on the one hand and each Underwriter on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Bank of America on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable consideration appropriate under the circumstances). The relative benefits received by the Company and Bank of America on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the issuance and sale of the Underwritten Certificates under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts, commissions and other fees received by such Underwriter. The relative fault of the Company and Bank of America on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Bank of America or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall any Underwriter be obligated to contribute more than its share of underwriting discounts, commissions and other fees pertaining to the Underwritten Certificates less any damages otherwise paid by such Underwriter with respect to such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters' obligations under this Section 9 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter's directors, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

              (b) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 8 or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 8 and this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

              (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

              10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally (in the respective proportions which the portion of the Underwritten Certificates set forth opposite their names in Schedule II hereto bears to the aggregate amount of Underwritten Certificates set forth opposite the names of all the remaining Underwriters) to purchase the Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided that no Underwriter shall be obligated under this Section 10 to purchase Certificates of a Class that it is not otherwise obligated to purchase under this Agreement; provided, however, that in the event that the amount of Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwritten Certificates set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except as provided in Section 11 or Section 12. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding ten business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

              11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9, and shall survive delivery of the Underwritten Certificates to the Underwriters.

              12. Termination of Agreement; Survival.

              (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or of Bank of America whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in the financial markets the effect of which is such as to make it, in the judgment of any Underwriter, impracticable or inadvisable to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates, or (iii) if trading in any securities of the Company or of Bank of America has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Nasdaq National Market or the over-the-counter market has been suspended or limited or subject to a material disruption, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

              (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 12(c).

              (c) The provisions of Section 5(e) regarding the payment of costs and expenses and the provisions of Sections 7, 8 and 9 hereof shall survive the termination of this Agreement.

              13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to Bank of America shall be directed to it at Bank of America, National Association, at 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Mr. Stephen L. Hogue, with a copy to Paul E. Kurzeja, Esq., at 101 South Tryon Street 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255 and with a copy to Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202; notice to BAS shall be directed to it at 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Mr. Stephen L. Hogue, with a copy to Paul E. Kurzeja, Esq., at 101 South Tryon Street 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255 and with a copy to A. James Cotins, Esq., Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281; notice to Bear Stearns shall be directed to it at 383 Madison Avenue, New York, New York, 10179, Attention: Richard Ruffer, with a copy to Joseph T. Jurkowski Jr., Esq. at the same address; notice to Barclays shall be directed to it at 200 Park Avenue, New York, New York 10166, Attention: Haejin Baek, with a copy to Brian Dixon, Craig Leonard and Sang Yu at the same address; notice to SunTrust shall be directed to it at 303 Peachtree Street, NE, Atlanta, Georgia 30308,
Attention: Patrick Guidera, with a copy to Roberto Lumpris at the same address; notice to Morgan Stanley shall be directed to it at 1585 Broadway, New York, New York 10036, Attention: Kara McShane, with a copy to Jon Miller at the same address, notice to RBS Greenwich shall be directed to it at 600 Steamboat Road, Greenwich, Connecticut, 06830, Attention: Andrew Snow, with a copy to Paul Stevelman; notice to BCREI shall be directed to it at 200 Park Avenue, New York, New York 10166, Attention: CMBS Group, Kristen Rodriquez, facsimile: (212) 412-7476, with a copy to Office of the General Counsel, Julie Grossman, facsimile: (212) 412-3040; notice to BSCMI shall be directed to it at 383 Madison Avenue, New York, New York, 10179, Attention: J. Christopher Hoeffel, Senior Managing Director, Commercial Mortgage Group; notice to SunTrust Bank shall be directed to it at 26th Floor, Mail Code - 3950, 303 Peachtree Street, NE, Atlanta, Georgia 30308, Attention: Paula Light Wiser, telecopy number (404) 813-0000, with a copy to Roberto Lumpris at the same address; notice to CGMRC shall be directed to it at 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention: Anna Choe; and notice to the Company shall be directed to it at Banc of America Commercial Mortgage Inc., 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Mr. Stephen L. Hogue; with a copy to Paul E. Kurzeja, Esq. at 101 South Tryon Street 30th Floor, NC1-002-29-1, Charlotte, North Carolina 28255 and with a copy to Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202 or, in each case, such other address as may hereafter be furnished by the Underwriters, the Mortgage Loan Seller or the Company to the other such parties in writing.

              14. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and the Mortgage Loan Sellers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Mortgage Loan Sellers and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Mortgage Loan Sellers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

              15. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New without regard to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law which shall govern. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.



                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Bank of America and the several Underwriters.

                                          Very truly yours,


                                          BANC OF AMERICA COMMERCIAL MORTGAGE
                                              INC.



                                          By:       /s/ John Palmer
                                              ----------------------------------
                                              Name:  John Palmer
                                              Title: Vice President


                                          BANK OF AMERICA, NATIONAL ASSOCIATION



                                          By:   /s/ Stephen Hogue
                                              ----------------------------------
                                              Name:  Stephen Hogue
                                              Title: Principal

              The foregoing Agreement is hereby confirmed and accepted as of the date first above written.



                                              BANC OF AMERICA SECURITIES LLC

                                              By:    /s/ Robert Koontz
                                                  ------------------------------
                                                  Name:  Robert Koontz
                                                  Title: Vice President



                                              BEAR, STEARNS & CO. INC.


                                              By:   /s/ Richard A. Ruffer Jr.
                                                 -------------------------------
                                                 Name:  Richard A. Ruffer Jr.
                                                 Title: Senior Managing Director



                                              BARCLAYS CAPITAL INC.


                                              By:   /s/ Haejin Baek
                                                 -------------------------------
                                                 Name:  Haejin Baek
                                                 Title: Managing Director



                                              SUNTRUST CAPITAL MARKETS, INC.


                                              By:   /s/ James R. Bennison
                                                 -------------------------------
                                                 Name:  James R. Bennison
                                                 Title: Managing Director



                                              MORGAN STANLEY & CO. INCORPORATED


                                              By:   /s/ Warren H. Friend
                                                 -------------------------------
                                                 Name:  Warren H. Friend
                                                 Title: Vice President



                                              GREENWICH CAPITAL MARKETS, INC.


                                              By:  /s/ Andrew B. Snow
                                                 -------------------------------
                                                 Name:  Andrew B. Snow
                                                 Title: Senior Vice President


                   [SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

                                   SCHEDULE I

Underwriting Agreement dated September 28, 2006:

As used in this Schedule I, the term "Registration Statement" refers to registration statement No. 333-130755 filed by the Company on Form S-3 and declared effective on March 29, 2006. The term "Basic Prospectus" refers to the form of prospectus in the Registration Statement or such later form as most recently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term "Prospectus Supplement" refers to the supplement dated September 28, 2006 to the Basic Prospectus, relating to the mortgage pass-through certificates being sold pursuant to the Underwriting Agreement (the "Underwritten Certificates").

Mortgage Pool:

183 commercial and multifamily mortgage loans, having an aggregate principal balance, after giving effect to payments of principal due on or before the Cut-off Date of $2,243,271,167 as described in the Prospectus Supplement, and otherwise complying in all material respects with the description thereof set forth in the Prospectus Supplement.

Title, Purchase Price and Description of Underwritten Certificates:

Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2006-5 Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B and Class C Certificates.



                     Closing Date
                Aggregate Certificate
                 Principal Balance or        Initial
Designation        Notional Amount      Pass-Through Rate     Rating(1)
-----------    ----------------------   -----------------     ---------
Class A-1                 $67,000,000         5.1850%          AAA/Aaa
Class A-2                $411,000,000         5.3170%          AAA/Aaa
Class A-3                 $46,800,000         5.3900%          AAA/Aaa
Class A-AB                $56,400,000         5.3790%          AAA/Aaa
Class A-4                $758,891,000         5.4140%          AAA/Aaa
Class A-1A               $230,198,000         5.4150%          AAA/Aaa
Class A-M                $224,327,000         5.4480%          AAA/Aaa
Class A-J                $179,462,000         5.4770%          AAA/Aaa
Class XP               $2,195,942,000         0.8320%          AAA/Aaa
Class B                   $47,670,000         5.4630%           AA/Aa2
Class C                   $25,236,000         5.5570%          AA-/Aa3





                Purchase Price
Designation       Percentage
-----------     --------------
Class A-1
Class A-2
Class A-3
Class A-AB
Class A-4
Class A-1A
Class A-M
Class A-J
Class XP
Class B
Class C

--------------------

(1) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

        Credit Support and Other Terms and Conditions of the Underwritten
        Certificates: As described in the Prospectus Supplement.

        Closing Date and Location: 10:00 a.m. (New York City time) on October 12, 2006 at the offices of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina; except that delivery of the Underwritten Certificates shall be made through the facilities of The Depository Trust Company.

        Initial Public Offering Price: The Underwritten Certificates will be offered to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                   SCHEDULE II

Underwriting Agreement dated September 28, 2006. Approximate Aggregate Principal or Notional Amount of Certificates to Underwriters Class to be purchased by:



                Banc of
                America                         Barclays
             Securities LLC    Bear Stearns      Capital        SunTrust
             --------------   -------------   ------------   ------------
Class A-1      $29,433,704     $16,214,562     $17,457,396     $3,894,338
Class A-2     $180,556,003     $99,465,450    $107,089,399    $23,889,148
Class A-3      $20,559,662     $11,325,993     $12,194,121     $2,720,224
Class A-AB     $24,777,028     $13,649,273     $14,695,480     $3,278,219
Class A-4     $331,387,654    $183,657,993    $197,735,233    $44,110,120
Class A-1A    $101,128,056     $55,709,849     $59,979,964    $13,380,132
Class A-M      $98,548,872     $54,289,017     $58,450,227    $13,038,883
Class A-J      $78,839,274     $43,431,311     $46,760,286    $10,431,130
Class XP      $964,697,107    $531,436,399    $572,170,579   $127,637,915
Class B        $20,941,861     $11,536,540     $12,420,807     $2,770,792
Class C        $11,086,402      $6,107,324      $6,575,445     $1,466,829



               Morgan         RBS
               Stanley      Greenwich
             -----------    ---------
Class A-1
Class A-2
Class A-3
Class A-AB
Class A-4     $1,000,000   $1,000,000
Class A-1A
Class A-M
Class A-J
Class XP
Class B
Class C

                                  SCHEDULE III


UPDATE to the Collateral Information Free Writing Prospectus dated September 2006 (the "Collateral Term Sheet FWP"), Structural and Collateral Information Free Writing Prospectus dated September 2006 (the "Term Sheet FWP") and the Free Writing Prospectus dated September 25, 2006 (the "September 25 FWP"), providing structural and collateral updates, dated September 28, 2006.

UPDATE No. 2 to the Collateral Information Free Writing Prospectus dated September 2006 (the "Collateral Term Sheet FWP"), Structural and Collateral Information Free Writing Prospectus dated September 2006 (the "Term Sheet FWP") and the Free Writing Prospectus dated September 25, 2006 (the "September 25 FWP"), correcting the earlier collateral update, dated September 28, 2006.